UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report) March 17, 2022

(Date of earliest event reported) March 16, 2022

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 East Fifth Street

Tulsa, OK 74103

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (918) 947-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective March 16, 2022, we entered into the first amendment to second amended and restated credit agreement (the “Amendment Agreement”) related to our $1.0 billion second amended and restated revolving credit agreement, dated as of March 16, 2021 (the “Credit Agreement”), with Bank of America, N.A., as administrative agent, swing line lender, and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto from time to time.

The Amendment Agreement extends the maturity date of the Credit Agreement from March 16, 2026 to March 16, 2027, and amends the Credit Agreement to provide that we may extend the maturity date, subject to the lenders’ consent, by one year two additional times. The Amendment Agreement also amends the Credit Agreement to change the benchmark rate from London Interbank Offered Rate (“LIBOR”) to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (“SOFR”). All other material terms and conditions of the Credit Agreement remain in full force and effect.

Some of the lenders under the Credit Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services for us, for which they received or will receive customary fees and expenses. Certain affiliates of the lenders under the Credit Agreement were underwriters of our prior underwritten note issuance and may serve as underwriters in any future note and/or equity issuances. In addition, certain of the lenders under the Credit Agreement and their respective affiliates act as dealers in connection with our commercial paper program.

The foregoing description of the Amendment Agreement is not complete and is in all respects subject to the actual provisions of the Amendment Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of March 16, 2022, among ONE Gas, Inc., Bank of America, N.A., as administrative agent, swing line lender, and a letter of credit issuer, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE Gas, Inc.

	By:	/s/ Brian K. Shore
Date: March 17, 2022		Brian K. Shore
Vice President, Associate General Counsel and Secretary